UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	August 8, 2018

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In 2007, AmTrust Financial Services, Inc. (the “Company”) and Maiden Holdings, Ltd. (“Maiden”) entered into a master agreement, as amended, by which the parties caused the Company’s Bermuda subsidiary, AmTrust International Insurance, Ltd. (“AII”), and Maiden Reinsurance Ltd., a Bermuda reinsurer and wholly-owned subsidiary of Maiden (“Maiden Reinsurance”), to enter into a quota share reinsurance agreement (the “Maiden Quota Share”), as amended. On August 8, 2018, after receipt of approval from each of the Company’s and Maiden’s Audit Committee, AII and Maiden Reinsurance executed an amendment to the Maiden Quota Share that reduces the notice period for termination of the Maiden Quota Share by either party from nine months to five months prior to July 1, 2019. The notice period for termination for any successive three-year period remains nine months.

The description of the amendment is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Exhibits.

Exhibit No.	Description

10.1	Endorsement No.4 to the Amended and Restated Quota Share Reinsurance Agreement, dated August 8, 2018, between AmTrust International Insurance, Ltd. and Maiden Reinsurance Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	August 9, 2018

/s/ Stephen Ungar
Stephen Ungar
SVP, General Counsel and Secretary